UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 8, 2022

Texas Pacific Land Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-39804	75-0279735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1700 Pacific Avenue, Suite 2900, Dallas, Texas 75201

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: 214-969-5530

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01 per share)	TPL	New York Stock Exchange

Item 8.01.	Other Events.

Texas Pacific Land Corporation (the “Company”) expects to hold its 2022 annual meeting of stockholders on November 16, 2022. Any stockholder proposal to be submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Corporate Secretary at the principal executive offices of the Company no later than June 18, 2022, which the Company believes is a reasonable time before it begins to print and distribute its proxy materials.

Any other stockholder proposal or nomination that a stockholder intends to present at the Company’s 2022 annual meeting of stockholders will be untimely unless it is received between July 19, 2022 and August 18, 2022 in accordance with the advance notice provisions of our bylaws. Please refer to our bylaws for additional requirements in connection with such submissions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXAS PACIFIC LAND CORPORATION

Date: June 8, 2022	By:	/s/ Micheal W. Dobbs
Micheal W. Dobbs
SVP and General Counsel

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